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EXHIBIT 99.14

FOSTER WHEELER LTD.
Offer to Exchange up to 19,519,327 Common Shares and 184,188 Series B Convertible Preferred Shares
(Liquidation preference $0.01 per preferred Share)
for
Any and All outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement,
and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee)

Pursuant to the Prospectus Dated July     , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2004, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

July     , 2004

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated July     , 2004, and the related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer by Foster Wheeler Ltd. (the "Company"), to exchange (the "Exchange Offer") its Common Shares (the "Common Shares") and Series B Convertible Preferred Shares (liquidation preference $0.01 per preferred share) (the "Preferred Shares") for any and all outstanding shares of Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee) (the "Robbins Bonds"), including, in the case of the 2009 Series C Robbins Bonds and 2024 Series C Robbins Bonds, accrued and unpaid interest, subject to the procedures and limitations described in the Prospectus dated July     , 2004 and related Letter of Transmittal. This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of Robbins Bonds carried by us for your account or benefit but not registered in your name. A tender of such Robbins Bonds and delivery of a consent to the Proposed Amendments (described below) can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Robbins Bonds held by us for your account or deliver a consent to the Proposed Amendments.

        We request instructions as to whether you wish us to tender any or all of the Robbins Bonds held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

        If you wish to have us tender any or all of your Robbins Bonds, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Robbins Bonds, all such Robbins Bonds will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation.

        This will instruct you to tender the number of Robbins Bonds indicated below (or if no number is indicated below, all Robbins Bonds) that are held by you for the account of the undersigned and to deliver consent to the Proposed Amendments.

        Aggregate Principal Amount of 2009 Series C Robbins Bonds to be Tendered*:

        Aggregate Principal Amount of 2024 Series C Robbins Bonds to be Tendered*

        Accreted Principal Amount of Series D Robbins Bonds to be Tendered*

Date: , 2004
Signature(s)
Print Name(s)
Print Address(es)
Area Code and Telephone Number
Tax ID or Social Security Number
*
Unless otherwise indicated, it will be assumed that all Robbins Bonds held by us for your account are to be tendered.

        If the undersigned instructs you to tender the Robbins Bonds held by you for the account of the undersigned, it is understood that you are authorized:

          (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

              (i)  the undersigned's principal residence is in the state of (fill in state)            ,

             (ii)  the undersigned has full power and authority to tender, exchange, assign and transfer the Robbins Bonds tendered, and Foster Wheeler Ltd. will acquire good and unencumbered title to the Robbins Bonds being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the Robbins Bonds are accepted by Foster Wheeler Ltd.

          (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

          (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Robbins Bonds.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT

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INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE